UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Director.

On March 22, 2018 the Company appointed Jeffrey N. Peterson as the Chairman of the Company’s board of directors, effective immediately. Mr. Peterson is currently Chairman of the Board of Directors of Pressure BioSciences, Inc.(OTCQB: PBIO) an Easton, MA. based bioscience tools company. In addition Mr. Peterson is the Board Chairman and CEO of Veritomyx, Inc. a subsidiary of Target Discovery, Inc. of Palo Alto, CA. Prior to his current roles, Mr. Peterson served as CEO of Sharpe, Peterson, Ocheltree & Associates, an international business development consulting firm assisting Fortune 500 and many smaller firms in business expansion and strategy. Mr. Peterson spent 9 years in management roles for Abbott Laboratories, concluding as the CEO & GM of Abbott South Africa. Prior to Abbott, Mr. Peterson spent 11 years rising through management roles for General Electric’s Engineered Materials and Plastics Groups. Mr. Peterson completed the Entepreneurship curriculum and holds BSChemE and MSChemE degrees from MIT. He currently serves on the Advisory Board of the California Technology Council and served for 12 years on the Board of BayBio and is Chair Emeritus of the BayBio Insititute. Mr. Peterson has also served as an active member of the Coalition for the 21st Century Medicine, and in BIO’s Personalized Medicine & Diagnostic Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

By:	/s/ John Hollister
Name:	John Hollister
Title:	CEO and Director

Date: April 5, 2018

Exhibit 1. Consulting and Employment Agreement